UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported): July 17, 2001


                          TAPISTRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Georgia                             0-20309                      58-1684918
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


  6203 Alabama Highway; Ringgold, Georgia                       30736-1067
  (Address of principal executive offices)                      (Zip Code)

                                 (706) 965-9300
              (Registrant's telephone number, including area code)



Item 3. Bankruptcy or Receivership

Tapistron International, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code on July 2, 2001, Docket No. 01 14159, in the U.S. Bankruptcy Court for the Eastern District of Tennessee at Chattanooga.

The filing is in the form of a pre-packaged liquidation of the Company's assets pursuant to the terms and conditions of an Asset Purchase Agreement signed on June 29, 2001, by and between the Company and CYP Technologies, LLC, which is a Georgia limited liability company. CYP Technologies, LLC is a newly formed, unrelated entity to the Company that is owned by principals of Davis & Davis Rugs, Inc., a privately-owned custom tufting manufacturer based in Chattanooga, Tennessee, and Burtco, Inc., a carpet manufacturer in Dalton, Georgia. Both Davis & Davis and Burtco, Inc. have purchased C.Y.P. machines from the Company in the last two years.

Under the terms of the Asset Purchase Agreement, CYP Technologies, LLC will, subject to approval by the Bankruptcy Court, purchase all of the tangible and intangible assets of the Company, including its patents, trademarks and other intellectual property, but excluding the Company's cash on hand, accounts receivable, employee receivables and sale contracts receivable. The price to be paid for the purchased assets is $1,900,000.00, which is subject to increase or decrease after adjustments for spare parts inventory on the date of closing, and further decrease based upon whether two C.Y.P. machines currently held in inventory are made operable and saleable by the date of closing.

On July 6, 2001, the Company filed a Motion to have the Bankruptcy Court approve the form of the Asset Purchase Agreement and to set forth certain procedures for receiving further bids for the purchase of the Company's assets. This Motion will be heard by the Court on July 17, 2001. In its Motion, the Company has asked the Court to schedule an auction sale on August 22, 2001, and a sale hearing approving the highest bid on August 23, 2001. The Company has asked for an expedited scheduling of the sale because its Asset Purchase Agreement with CYP Technologies, Inc. provides that the sale must be consummated by August 31, 2001. The Company anticipates that the Court will approve its motion, but the Court could deny it or approve it subject to modifications.

Inquiries regarding filings with the Bankruptcy Court or future hearings may be directed to the Clerk of the Court at 423-752-5163.

Anyone interested in submitting a bid for the purchase of the Company's assets pursuant to the Court's order may contact Don Eaves at 706-965-9300 to receive a bid package.




                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                        Tapistron International, Inc.
                                        (Registrant)


July 16, 2001                           By  /s/ Rodney C. Hardeman, Jr.
                                           ---------------------------
                                                Rodney C. Hardeman, Jr.
                                        President and Chief Executive Officer